KeyCorp Third Quarter 2021 Earnings Review October 21, 2021 Chris Gorman Chairman and Chief Executive Officer Don Kimble Vice Chairman and Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “seek,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible,” “potential,” “strategy,” “opportunities,” or “trends,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are based on assumptions that involve risks and uncertainties, which are subject to change based on various important factors (some of which are beyond KeyCorp’s control.) Actual results may differ materially from current projections. Actual outcomes may differ materially from those expressed or implied as a result of the factors described under “Forward-looking Statements” and “Risk Factors” in KeyCorp’s Annual Report on Form 10-K for the year ended December 31, 2020 and in other filings of KeyCorp with the Securities and Exchange Commission (the “SEC”). Such forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events. For additional information regarding KeyCorp, please refer to our SEC filings available at www.key.com/ir. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “cash efficiency ratio,” and “pre-provision net revenue.” Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, or page 48 of our Form 10-Q dated June 30, 2021. GAAP: Generally Accepted Accounting Principles 2

3 3Q21 Highlights Financial Results  Positive operating leverage  Record third quarter revenue, up 8% YoY  Record third quarter noninterest income, up 17% YoY − Record third quarter investment banking fees of $235MM  Record consumer loan originations of $4.2Bn from co nsumer mortgage and Laurel Road  Momentum across consumer and commercial businesses − Record YTD net new consumer households − Raised $29Bn of capital for commercial clients in 3Q21; ~20% retained on balance sheet − Growing and deepening healthcare relationships across the franchise Credit Quality & Capital  Strong credit quality: net charge-offs to average loans of 11 bps with lower NPL and criticized loans  Capital above targeted range: CET1 ratio of 9.6%(a)  Entered into accelerated share repurchase program: aided by capital relief from sale of $3.2Bn indirect auto loan portfolio(b) − Repurchased $593MM total common shares in 3Q21 under current $1.5Bn authorization (a) 9/30/21 ratios are estimated and reflect Key's election to adopt the CECL optional transition provision (b) Details of auto transaction included in presentation appendix

Financial Review 4

Financial Highlights EOP = End of Period (a) Non-GAAP measure: see Appendix for reconciliations (b) 9/30/21 ratios are estimated EPS – assuming dilution $ .65 $ .72 $ .41 (9.7) % 58.5 % Cash efficiency ratio(a) 60.2% 59.9% 60.6% 30 bps (40) bps Return on average tangible common equity(a) 18.6 21.3 12.2 (270) 640 Return on average total assets 1.41 1.63 1.00 (22) 41 Net interest margin 2.47 2.52 2.62 (5) (15) Common Equity Tier 1(b) 9.6% 9.9% 9.5% (30) bps 10 bps Tier 1 risk-based capital(b) 10.9 11.3 10.9 (40) - Tangible common equity to tangible assets(a) 7.0 7.4 7.8 (40) (80) NCOs to average loans .11% .09% .49% 2 bps (38) bps NPLs to EOP portfolio loans .56 .69 .81 (13) (25) Allowance for credit losses to EOP loans 1.25 1.36 1.88 (11) (63) Asset Quality Profitability Continuing operations, unless otherwise noted 3Q21 2Q21 3Q20 LQ ∆ Y/Y ∆ Capital 5

$8 $8 $4 3Q20 2Q21 3Q21 Commercial loans PPP Loans $ in billions vs. Prior Year Total Average Loans Highlights  Average loans down 5% from 3Q20 − Balances reflect $4.3Bn of average PPP balances in 3Q21 − Commercial balances reflect decreased utilization and PPP forgiveness − Consumer loan growth (+10%) driven by consumer mortgage and Laurel Road vs. Prior Quarter  Average loans relatively stable compared to 2Q21 − Commercial balances reflect a slight increase in commercial utilization rates, more than offset by the forgiveness of PPP loans ($2.6Bn) − Record consumer loan originations of >$4.2Bn from consumer mortgage and Laurel Road $ in billions Portfolio Detail $8 $8 $4 33% 28% 20.00% 30.00% 40.00% $60 $70 $80 $90 $100 $110 3Q20 4Q20 1Q21 2Q21 3Q21 $105 C&I line utilizationTotal average loans ConsumerCommercial $28 $30 $31 3Q20 2Q21 3Q21 6 PPP $100  Sold indirect auto loan portfolio on 9/10/21 − Reduced 3Q21 average loans by $.8Bn − Reduced 3Q21 period-end loans by $3.3Bn $77 $71 $69

$50.1 $85.3 $7.1 $4.4 .16% .04% .23% .06% $0 $20 $40 $60 $80 $100 $120 $140 $160 3Q20 4Q20 1Q21 2Q21 3Q21 Cost of total interest-bearing deposits  Average deposit balances up 2% from 2Q21 − Growth in commercial balances partially offset by a continued decline in time deposits 3Q21 Average Deposit Mix  Average deposits up 9% from 3Q20 − Growth from consumer and commercial relationships − Partially offset by decline in time deposits as a result of lower interest rates Cost of total deposits CDs and other time deposits Savings Noninterest-bearing NOW and MMDA $ in billions $ in billions vs. Prior Year vs. Prior Quarter Consumer Commercial $135 Average Deposits Highlights $147  Strong and stable deposit base − 35% noninterest-bearing(a) − ~60% stable retail and low-cost escrow − 67% loan to deposit ratio(b) (a) Based on period-end balances (b) Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits x 7 Deposits

2.62% 2.47% 2.0% 2.5% 3.0% 3.5% 4.0% $500 $600 $700 $800 $900 $1,000 $1,100 3Q20 4Q20 1Q21 2Q21 3Q21  Net interest income up $2MM (+.2%) from 2Q21 − Largely reflecting the impact of higher earning asset balances and one additional day in 3Q21 − Partially offset by elevated liquidity levels and lower earning asset yields TE = Taxable equivalent Net interest income (TE) Net Interest Margin (TE) Net Interest Income and Margin $ in millions; continuing operations vs. Prior Year vs. Prior Quarter $1,006 $1,025 Net Interest Income & Net Interest Margin Trend (TE ) Highlights x  Net interest income up $19MM (+2%) compared to 3Q20 − Largely driven by higher earning asset balances, higher loan fees (incl. PPP forgiveness) and lower interest-bearing deposit costs − Offset by a lower net interest margin  Lower NIM driven by the impact from lower interest rates and elevated levels of liquidity 8 NIM Change vs. Prior Quarter 2Q21: 2.52% Elevated liquidity (.03) Balance sheet mix and earning asset yields (.02) Total change (.05) 3Q21: 2.47%

 Noninterest income up $116MM (+17%) from 3Q20 − Record third quarter of investment banking and debt placement fees (+$89MM) driven by broad-based growth across the platform − Strength in corporate services income (+$18MM) and commercial mortgage servicing fees (+$16MM) − Partially offset by lower consumer mortgage income (-$18MM) from lower gain on sale Noninterest Income Noninterest Income  Noninterest income up $47MM (+6%) from 2Q21 − Higher investment banking and debt placement fees (+$18MM) driven by broad-based growth across the platform and strong corporate services income (+$14MM) − Partially offset by lower commercial mortgage servicing fees (-$10MM) from lower activity- related fees vs. Prior Year vs. Prior Quarter Highlights $ in millions up / (down) 3Q21 vs. 3Q20 vs. 2Q21 Trust and investment services income $ 129 $ 1 ($4) Investment banking and debt placement fees 235 89 18 Service charges on deposit accounts 91 14 8 Operating lease income and other leasing gains 37 (1) 1 Corporate services income 69 18 14 Cards and payments income 111 (3) (2) Corporate-owned life insurance 33 3 3 Consumer mortgage income 33 (18) 7 Commercial mortgage servicing fees 34 16 (10) Other income 25 (3) 12 Total noninterest income $ 797 $ 116 $ 4 7 9

Noninterest Expense

Noninterest Expense

$ in millions favorable / (unfavorable)	3Q21	vs. 3Q20	vs. 2Q21
Personnel	$ 640	$ (52)	$ (17)
Net occupancy	74	2	1
Computer processing	67	(8)	4
Business services, professional fees	56	(7)	(5)
Equipment	25	-	-
Operating lease expense	30	3	1
Marketing	32	(10)	(1)
Intangible asset amortization	15	-	(1)
Other expense	173	(3)	(18)
Total noninterest expense	$ 1,112	$ (75)	$ (36)

2021 Investments – Driving Growth

- ✓ Growing Laurel Road
- ✓ Adding talent
- ✓ Strengthening analytics capabilities
- ✓ Balancing branch infrastructure with digital

Highlights

vs. Prior Year

- Noninterest expense up $75MM (+7%) from 3Q20
  - Expenses reflect investments across franchise in digital, analytics, and teammates
  - Higher personnel expense (+$52MM), largely attributable to higher incentive and stock-based compensation driven by higher fee production and increased stock price
  - Higher marketing costs (+$10MM) largely attributable to Laurel Road

vs. Prior Quarter

- Noninterest expense up $36MM (+3%) from 2Q21
  - Higher other expense (+$18MM) includes a pension settlement charge and elevated charitable contributions
  - Higher personnel expense related to higher employee benefits costs and one additional day in the quarter

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$128 $29 $160 $(107) .49% .11% (.40)% (.20)% .00% .20% .40% .60% .80% ($300) ($150) $0 $150 $300 $450 $600 3Q20 4Q20 1Q21 2Q21 3Q21 $ in millions Credit Quality $ in millions NCOs Provision for credit losses NCOs to avg. loans $834 $554 .81% .56% .00% .40% .80% 1.20% 1.60% 2.00% $0 $300 $600 $900 3Q20 4Q20 1Q21 2Q21 3Q21 NPLs NPLs to period-end loans NCO = Net charge-off NPL = Nonperforming Loans $1,938 $1,236 232% 223% 100% 150% 200% 250% 300% 350% 400% $0 $500 $1,000 $1,500 $2,000 $2,500 3Q20 4Q20 1Q21 2Q21 3Q21 Allowance for credit losses to NPLs Allowance for credit losses Nonperforming Loans 3Q21 allowance for credit losses to period-end loans of 1.25% Allowance for Credit Losses (ACL) Net Charge-offs & Provision for Credit Losses $ in millions 11 3Q21 includes $22MM related to the sale of Key’s indirect auto portfolio

Common Equity Tier 1 (a)  Strong capital position: CET1 ratio 9.6% (a) at 9/30/2021 – above targeted range  Strong capital return: − Repurchased $593MM common shares in 3Q21, including $468MM(c) from ASR and $125MM from the open market − Maintained dividend of $.185 per common share in 3Q21 Tangible Common Equity to Tangible Assets (b) (a) 9/30/21 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision (b) Non-GAAP measure: see Appendix for reconciliation (c) Reflects the initial settlement of shares in the ASR announced on 9/10/21; Remaining 20% to be settled in 4Q21 9.5% 9.6% 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 3Q20 4Q20 1Q21 2Q21 3Q21 7.8% 7.0% 6.0% 7.0% 8.0% 9.0% 3Q20 4Q20 1Q21 2Q21 3Q21 Capital Highlights 12 Share Repurchase Authorization Remaining share repurchase authorization of up to $907MM $593MM of common shares repurchased in 3Q21 Capital Return Common Share Dividend $.185 per common share in 3Q21 34% 10-year common share CAGR

4Q Outlook and Long -term Targets 13 Average Loans: Up low-single digit (excluding the impact of sale of the indirect auto portfolio) Average Deposits: Relatively stable Net Interest Income (TE): Down low-single digit Reflects lower PPP forgiveness in 4Q Noninterest Income: Relatively stable Noninterest Expense: Down low-single digit Net Charge-offs: < 20 basis points GAAP Tax Rate: Approximately 20% Long-term Targets Positive operating leverage Cash efficiency ratio: 54% - 56% Moderate risk profile: Net charge-offs to avg. loans targeted range of 40-60 bps ROTCE: 16% - 19% 4Q21 (vs. 3Q21) Guidance ranges: relatively stable: +/- 2%; low-single digit: 1% - 3%

Appendix 14

Total Commercial Loans C&I $40 CRE $18 $ in billions 9/30/21 % of total loans Commercial and industrial $ 49.5 50 Commercial real estate 15.8 16 Commercial lease financing 4.0 4 Total Commercial $ 69.3 70% Commercial Loan Portfolio Detail  Solid middle market portfolio  Aligning bankers to areas of market opportunity and growth - investing in strategic hires with industry vertical expertise  High-quality borrowers  Small, stable leveraged portfolio: <2% of total loans Portfolio Highlights  Target specific client segments focused in 7 industry verticals  Experienced bankers with deep industry expertise  Focused on high quality clients  Credit quality metrics remain strong and stable − Disciplined, consistent underwriting − Active surveillance with ongoing portfolio reviews − Dynamic assessment of ratings migration  Strengthened credit risk profile with strategic exits and growth in targeted client segments to focus on relationships  Significantly scaled back construction portfolio from pre- recession (42% in 2008  14% in 2021)  Focused on relationships with owners and operators  Strategic focus in CDLI and multifamily Commercial Real Estate (CRE) Commercial & Industrial (C&I) Consumer Energy Healthcare Industrial Public Sector Real Estate Technology Targeted Industry Verticals ~80% commercial bank credit exposure from relationship(a) clients (a) Relationship client is defined as having two or more of the following: credit, capital markets, or payments 15

$2.3 $2.5 $3.0 $3.7 $3.7 3Q20 4Q20 1Q21 2Q21 3Q21 Origination Volume $419 $590 $475 $399 $504 3Q20 4Q20 1Q21 2Q21 3Q21 Origination Volume Portfolio Highlights  Prime & super prime client base focused on relationships  Continued consumer originations bring more balance to portfolio  Continuing to invest in digital to drive future growth weighted average FICO at origination Total Consumer Loans Consumer Loan Portfolio Detail C&I $40 CRE $18 $ in billions 9/30/21 % of total loans WA FICO at origination Consumer mortgage 14.2 15 765 Home equity 8.7 9 801 Consumer direct 5.3 5 784 Credit card .93 1 794 Consumer indirect(a) .08 N/A N/A Total Consumer $ 29.2 30% 776 $ in millions $ in billions  High-quality client base: primarily healthcare professionals  Launched Laurel Road for Doctors on 3/30/21: expands Key’s digital reach and consumer franchise nationally through targeted scale  2021 production levels were negatively impacted by the federal student loan payment holiday  Focused on prime/super-prime clients (weighted average FICO: 765)  Investing in digital capabilities to enhance client experience and improve efficiency  Continued momentum with loan originations of $3.7Bn in 3Q21 and $10.5Bn YTD21 Laurel Road Consumer Mortgage 776 16(a) Indirect auto portfolio was sold on 9/10/21

Indirect Auto Sale Transaction

The sale of the indirect auto loan portfolio coupled with the purchase of senior notes from a securitization collateralized by the sold loans

Positive Economics for Shareholders

- Resulted in modest benefit to net income for 3Q21
- The senior note will carry a risk weighting of 20%, relative to the 100% risk weighting of the loans
  - Impact of ~$2.8Bn reduction in RWAs and 20 bps of CET1
  - Translates to $250MM in capital relief at an attractive cost of capital
- Servicing income aids in achieving desired economic outcome
- Accelerated Share Repurchase (ASR) strategy provided additional economic benefit of share repurchases by locking in a discount to volume weighted average price over the term of the contract
  - ASR reduced average shares by 23.5MM in 3Q21

Effective Risk Mitigation Strategy

- Removes potential credit risk by way of the subordinated bonds in the securitization
- Reduced reinvestment risk related to the loan sale with the purchase of the senior notes
- Retention of servicing significantly reduces the compliance risk associated with a loan sale

3Q21 Financial Statement Impact

Balance Sheet Impact

Category			Impact
Loans			
	Ending balance	↓	$3.3Bn
	Average Balance	↓	$.8Bn
Securities (HTM)			
	Ending balance	↑	$2.8Bn
	Average Balance	↑	$.7Bn

✓ Remainder of cash deployed in investment portfolio

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Average Total Investment Securities Average AFS securities Investment Portfolio Average yield(a) Average HTM securities $ in billions Highlights 2.05% .50% 1.00% 1.50% 2.00% 2.50% $0.0 $8.0 $16.0 $24.0 $32.0 $40.0 3Q20 4Q20 1Q21 2Q21 3Q21 $33.6 $43.4 1.66% Securities Cash Flows (b) as a % of Total Securities Securities cash flows as a % of total securities(b) Mortgage rate(c) (a) Yield is calculated on the basis of amortized cost (b) Quarterly cash flows (c) Average 30-year Freddie Mac fixed mortgage rate  Portfolio used for funding and liquidity management ‒ Portfolio composed primarily of fixed-rate GNMA and GSE-backed MBS and CMOs ‒ Portfolio yield excluding short-term Treasuries: 1.90%  Growth in average balances reflects redeployment of excess liquidity and indirect auto transaction ‒ Added $3.7Bn (yield: 1.35%) in Agency Mortgage Securities and Treasuries in 3Q21 ‒ Purchase of the $2.8Bn (yield: 2.10%) senior tranche in Key’s indirect auto transaction ‒ Continue to evaluate alternatives to deploy additional excess cash into securities while maintaining flexibility to capitalize on higher interest rates as the economy continues to recover  Strategically positioned the portfolio allocation t o provide greater yield stability in a lower interest rate environment: ‒ Grew allocation to bullet-like or locked-out cash flow securities backed by commercial mortgages ‒ Focused on investing in securities backed by residential and multi-family mortgage collateral with lower prepayment risks ‒ Limited exposure to net unamortized premiums on mortgage securities ‒ Quarterly mortgage security cash flows, as a percentage of the portfolio, remain at modest levels with mortgage rates near historic lows  Portfolio average life of 5.5 years and duration of 3.9 years at 9/30/2021 (duration including securities h edges) 18 4% 4% 5% 5% 7% 8% 8% 8% 6% 6% 4.0% 3.7%3.7%3.5% 3.3% 3.0% 2.8% 2.9% 3.0% 2.9% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21

Asset & Liability Management Positioning

Balanced approach to managing interest rate risk provides declining rate protection while maintaining significant upside to higher rates

3Q21 Balance Sheet Highlights (a)

Loan Composition



Other 12%
Fixed 38%
1M LIBOR 35%
Prime 9%
3M LIBOR 6%

Deposit Mix



Noninterest-bearing 35%
Interest-bearing 65%

- Attractive business model with relationship-oriented lending franchise
  - Distinctive commercial capabilities drive C&I growth and ~60% floating-rate loan mix (incl. PPP)
  - Laurel Road and consumer mortgage enhance fixed rate loan volumes with attractive client profile
- Strong, low-cost deposit base
  - ~60% stable retail and low-cost escrow
  - >85% from markets where Key maintains top-5 deposit or branch share
- $49Bn investment portfolio structured to provide greater yield stability in a lower rate environment
  - Higher allocation of bullet-like securities and mortgage collateral with lower prepayment risks and limited exposure to unamortized premiums

Actively Managing Interest Rate Risk Position

- Modest exposure to further rate declines with protection against negative interest rates
  - 90+% of existing Libor loan portfolio contain floors (at or above 0%), with floors incorporated into all new Libor loan contracts
- Substantial investment opportunities to monetize higher term rate levels
  - Modeled year one net interest income benefit of ~6% to ramped 200 bps rise in rates with conservative low 30's deposit beta assumption
  - $25+ Bn in cash and short-term treasuries
  - $20+ Bn in projected annual fixed rate investments across loan, security, and derivative portfolios
- Total hedge portfolio of $36.2Bn at 9/30/2021



3Q21
$22.1Bn
$7.9Bn
$6.3Bn
A/LM Swaps
Debt Swaps
Securities Hedges

- Continually evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions

(a) Loan and deposit statistics based on 9/30/2021 ending balances

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Criticized Outstandings (a) to Period-end Total LoansDelinquencies to Period-end Total Loans Credit Quality Trends (a) Loan and lease outstandings (b) From continuing operations 30 – 89 days delinquent 90+ days delinquent .33% .17% .07% .08% .00% .20% .40% .60% .80% 3Q20 4Q20 1Q21 2Q21 3Q21 3.9% 3.3% .0% 2.0% 4.0% 6.0% 3Q20 4Q20 1Q21 2Q21 3Q21 Metric (b) 3Q21 2Q21 1Q21 4Q20 3Q20 Delinquencies to EOP total loans: 30-89 days .17% .19% .19% .24% .33 % Delinquencies to EOP total loans: 90+ days .08 .07 .09 .08 .07 NPLs to EOP portfolio loans .56 .69 .72 .78 .81 NPAs to EOP portfolio loans + OREO + Other NPAs .61 .73 .78 .92 .97 Allowance for credit losses to period-end loans 1.25 1.36 1.60 1.80 1.88 Allowance for credit losses to NPLs 223.1 197.7 222.0 232.2 232.4 Continuing operations Continuing operations 20

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs (b) / average loans (%)	Nonperforming loans	Ending allowance	Allowance / period-end loans (%)	Allowance / NPLs (%)
	9/30/21	3Q21	3Q21	3Q21	9/30/21	9/30/21	9/30/21	9/30/21
Commercial and industrial(a)	$ 49,553	$ 49,868	$ 7	.06%	$ 253	$ 462	.93%	182.61%
Commercial real estate:								
Commercial Mortgage	13,674	13,306	(1)	(.03)	49	184	1.35	375.51
Construction	2,120	2,134	-	-	-	27	1.27	-
Commercial lease financing(c)	3,982	3,922	(5)	(.51)	5	32	.80	640.00
Real estate – residential mortgage	14,204	13,168	(3)	(.09)	93	88	.62	94.62
Home equity	8,747	8,894	(1)	(.04)	146	124	1.42	84.93
Consumer direct loans	5,324	5,175	5	.38	4	105	1.11	N/M
Credit cards	928	917	5	2.16	3	59	11.31	N/M
Consumer indirect loans	77	2,754	22	3.17	1	3	3.90	300.00
Continuing total	$ 98,609	$ 100,138	$ 29	.11%	$ 554	$ 1,084	1.10%	195.67%
Discontinued operations	602	615	-	-	4	29	4.81	725.00
Consolidated total	$ 99,211	$ 100,753	$ 29	.11%	$ 558	$ 1,113	1.12%	199.46%

N/M = Not meaningful

(a) Commercial and industrial ending loan balances include $139 million of commercial credit card balances at September 30, 2021; commercial and industrial average balances include $137 million of assets from commercial credit cards for the three months ended September 30, 2021
(b) Net loan charge-off amounts are annualized in calculation
(c) Commercial lease financing includes receivables held as collateral for a secured borrowing of $16 million at September 30, 2021. Principal reductions are based on the cash payments received from these related receivables

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GAAP to Non -GAAP Reconciliation (a) For the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, intangible assets exclude $3 million, $4 million, and $5 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus (c) For the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, average intangible assets exclude $3 million, $4 million, and $5 million, respectively, of average purchased credit card receivables 22 $ in millions 9/30/2021 6/30/2021 9/30/2020 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) 17,510$ 17,941$ 17,722$ Less: Intangible assets (a) 2,814 2,828 2,862 Preferred Stock (b) 1,856 1,856 1,856 Tangible common equity (non-GAAP) 12,840$ 13,257$ 13,004$ Total assets (GAAP) 187,035$ 181,115$ 170,540$ Less: Intangible assets (a) 2,814 2,828 2,862 Tangible assets (non-GAAP) 184,221$ 178,287$ 167,678$ Tangible common equity to tangible assets ratio (non-GAAP) 6.97% 7.44% 7.76% Pre-provision net revenue Net interest income (GAAP) 1,016$ 1,017$ 1,000$ Plus: Taxable-equivalent adjustment 9 6 6 Noninterest income 797 750 681 Less: Noninterest expense 1,112 1,076 1,037 Pre-provision net revenue from continuing operations (non-GAAP) 710$ 697$ 650$ Average tangible common equity Average Key shareholders' equity (GAAP) 17,899$ 17,859$ 17,730$ Less: Intangible assets (average) (c) 2,823 2,840 2,870 Preferred Stock (average) 1,900 1,900 1,900 Average tangible common equity (non-GAAP) 13,176$ 13,119$ 12,960$ Three months ended

GAAP to Non -GAAP Reconciliation 23 $ in millions 9/30/2021 6/30/2021 9/30/2020 Return on average tangible common equity from conti nuing operations Net income (loss) from continuing operations attributable to Key common shareholders (GAAP) 616$ 698$ 397$ Average tangible common equity (non-GAAP) 13,176 13,119 12,960 Return on average tangible common equity from continuing operations (non-GAAP) 18.55% 21.34% 12.19% Return on average tangible common equity consolidat ed Net income (loss) attributable to Key common shareholders (GAAP) 618$ 703$ 401$ Average tangible common equity (non-GAAP) 13,176 13,119 12,960 Return on average tangible common equity consolidation (non-GAAP) 18.61% 21.49% 12.31% Cash efficiency ratio Noninterest expense (GAAP) 1,112$ 1,076$ 1,037$ Less: Intangible asset amortization 15 14 15 Adjusted noninterest expense (non-GAAP) 1,097$ 1,062$ 1,022$ Net interest income (GAAP) 1,016$ 1,017$ 1,000$ Plus: Taxable-equivalent adjustment 9 6 6 Noninterest income 797 750 681 Total taxable-equivalent revenue (non-GAAP) 1,822$ 1,773$ 1,687$ Cash eff iciency ratio (non-GAAP) 60.2% 59.9% 60.6% Three months ended